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                                                                   Exhibit 10.20

                               AMENDING AGREEMENT

THIS AGREEMENT dated effective the 1st day of December, 1998,

BETWEEN:

                           ARCTIC PRECIOUS METALS, INC.

                           5501 Lakeview Drive, Kirkland, Washington, 98033

                           ("Arctic")

                                            - and -

                           MARGARET K. WITTE

                           530 Overlake Drive East, Medina, Washington 98039

                           (the "Employee")

                                            - and -

                           ROYAL OAK MINES INC.

                           BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario M5J 2T7

                           ("Royal Oak")

WHEREAS:

A) Arctic, Royal Oak and the Employee entered into a written agreement effective the 21st day of July, 1995 to record the terms and conditions of their employment relationship (the "Employment Agreement);

B) Arctic and Royal Oak wish to amend the Employment Agreement on the terms and conditions hereinafter set forth to entice the Employee to continue her employment with Arctic throughout the restructuring of Royal Oak, and to assist Royal Oak to avoid seeking the protection of bankruptcy and insolvency legislation thereby protecting shareholder value; and

C) Arctic and Royal Oak believe it is in their best interest to enter into this Amending Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the following mutual provisions and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties covenant and agree as follows:
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                                    ARTICLE 1

                               AMENDING PROVISIONS

1.1 The parties hereby covenant and agree to amend the Employment Agreement as follows:

         a) The period at the end of clause (iii) of subsection 6(d) of the Employment Agreement be deleted and replaced with: ";or" and clause (iv) be added as follows:

                  "(iv) one or more holders or former holders of Royal Oak's Secured 12.75% Senior Subordinated Notes due 2006 (the "Noteholders") or any associate or affiliate thereof and/or any person or persons acting jointly or in concert with any one or more of the Noteholders or the associates or affiliates of any one or more of the Noteholders, whether directly or indirectly:

                           I. acquire(s) beneficial ownership or control and direction over the securities of Royal Oak which represent or which are convertible or exchangeable into securities of Royal Oak which represent or would, upon conversion or exchange, represent, 50% or more of the total number of votes attached to Royal Oak's then outstanding securities entitled to be voted on the election of directors of Royal Oak;

                           II. acquire(s) or otherwise hold(s) the right to elect, appoint or nominate for election as, directors of Royal Oak, such number of persons as is equal to or greater than 30% of the number of directors of Royal Oak holding office as directors of Royal Oak immediately prior to such right being acquired or held; or

                           III. cause the dismissal (including without limitation, constructive dismissal) of the Employee as Chairman or the Board of Directors of Royal Oak."

         b) Clause 6(d)(aa) be deleted in its entirety and replaced with the following words:

                  "(aa)

                           (i) Within 10 days of delivery to Arctic of the Terminating Notice, Arctic shall pay the Employee an amount equal to three times the aggregate of the Employee's then current annual salary;

                           (ii) Within 10 days of delivery to Arctic of the Terminating Notice, Arctic shall pay the Employee a bonus to be calculated as the average bonus paid by Arctic to the Employee in the three full fiscal periods preceding the Notice of Termination;

                           (iii) At the Employee's sole election, as set out in the Terminating Notice, Arctic shall either:
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                                    (A)     within 10 days of delivery to Arctic
                                            of the Termination Notice, pay the
                                            Employee a lump sum payment equal to
                                            the then present cost to Arctic of
                                            all fringe benefits as set out in
                                            subparagraph 5(d) of the Employment
                                            Agreement (the "Fringe Benefits")
                                            which would have accrued to the
                                            benefit of the Employee during the
                                            period of 24 months immediately
                                            following delivery to Arctic of the
                                            Terminating Notice; or

                                    (B)      permit the Employee to continue to
                                             participate, for the life of the
                                             Employee, in Arctic's Fringe
                                             Benefits in place for the Employee
                                             and her family at the time of
                                             delivery to Arctic of the
                                             Terminating Notice.

                                    In the event that the Employee chooses to continue to participate in the Fringe Benefits, Arctic shall pay the premiums relating thereto for a period of 24 months following delivery of the Termination Notice such that there will be no discontinuation of benefits thereunder. Thereafter, the Employee agrees to continue paying the Fringe Benefit premiums from the 25th month forward. The Employee may, in her sole discretion, elect to cancel any or all of the Fringe Benefits for the Employee, her family, or any one or more of them on written notice to Arctic.

                                    In the event that any or all Fringe Benefits carriers do not permit the Employee and/or her family to participate in any Fringe Benefit following her termination from Arctic, Arctic hereby covenants and agrees to obtain substantially similar Fringe Benefit plans at substantially the same cost for the Employee and her family, in which event Arctic's obligations for payment as set out above will continue to the same extent as if the Employee continued to participate in Arctic's Fringe Benefits.

                                    For the purposes of calculating the present value of the Fringe Benefits, the value of such benefits shall be deemed to be the cost to Arctic of providing same.

                           (iv) Following delivery of the Termination Notice, Arctic shall cause to be kept in full force and effect, the Financial Life Assurance Company of Canada Life Insurance Policy Number W00631542 for the insured amount of $2,000,000 Canadian Dollars and the John Hancock Mutual Life Insurance Company Life Insurance Policy Number UL 0250406 in the amount of $600,000 USA Dollars owned by Arctic on the life of the Employee (the "Insurance Policies"). Arctic shall continue making payments as required to pay each of the Insurance Policies out in full. Forthwith on payment in full of such Insurance Policies, Arctic shall assign its ownership in both Insurance Policies to the Employee at no cost to the Employee."
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1.2      Clause 6(d)(bb) be amended by adding the following sentence to the end of this provision:

                  "Arctic hereby covenants and agrees to forthwith pay the Employee a sum equal to the tax liability that the Employee would be obligated to pay on the assignment by Arctic to the Employee of the amounts set out herein, and Arctic will pay any additional amounts levied on any subsequent reassessment by the Internal Revenue Service or Revenue Canada."

1.3      Clause 6(d)(dd) shall be added to the Employment Agreement as follows:

            "(dd) Arctic shall pay any additional amount required to provide the
                  Employee with payments and benefits under this Agreement that are the same, after payment of all federal and state excise, income and employment taxes, as the Employee would have received, after payment of all federal and state income and employment taxes, had no payments or benefits been subject to excise taxes imposed by Section 4999 of the INTERNAL REVENUE CODE or income taxes imposed by the INCOME TAX ACT (CANADA). Any such additional payment shall be made no later than the date of any payment under this Agreement that would be subject to excise taxes imposed by Section 4999 of the INTERNAL REVENUE CODE or the INCOME TAX ACT (CANADA), and shall be subject to withholding of all applicable federal and state excise, income and employment taxes."

1.4 Except to the extent specifically amended hereby, the parties confirm the provision of the Employment Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered by the parties effective the date first above written.

ARCTIC PRECIOUS METALS, INC.                ROYAL OAK MINES INC.

                                     c/s                                     c/s

Per:_____________________________           Per:____________________________
       Authorized Signatory                         Authorized Signatory

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:


---------------------------------               ----------------------------
Witness                                              MARGARET K. WITTE